EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES FIRST QUARTER 2019 RESULTS

VERO BEACH, Fla. (April 25, 2019) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended March 31, 2019.

First Quarter 2019 Highlights

•	Net income of $10.6 million, or $0.22 per common share, which consists of:
•	Net interest income of $13.5 million, or $0.28 per common share
•	Total expenses of $2.2 million, or $0.04 per common share
•	Net realized and unrealized losses of $0.7 million, or $0.02 per share, on RMBS and derivative instruments, including net interest income on interest rate swaps
•	First quarter total dividends declared and paid of $0.24 per common share
•	Book value per share of $6.82 at March 31, 2019
•
3.2% economic gain on common equity for the quarter, or 12.9% annualized, comprised of $0.24 dividend per common share and $0.02 decrease in net book value per common share, divided by beginning book value per share

•	Company to discuss results on Friday, April 26, 2019, at 10:00 AM ET
•	Supplemental materials to be discussed on the call can be downloaded from the investor relations section of the Company’s website at www.orchidislandcapital.com

Details of First Quarter 2019 Results of Operations

The Company reported net income of $10.6 million for the three month period ended March 31, 2019, compared with net loss of $16.4 million for the three month period ended March 31, 2018.  The first quarter net income included net interest income of $13.5 million, net portfolio losses of $0.7 million (which includes realized and unrealized losses on RMBS and derivative instruments, and net interest income realized on interest rate swaps), management fees and allocated overhead of $1.6 million, audit, legal and other professional fees of $0.3 million, and other operating, general and administrative expenses of $0.3 million.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio, consisting of mortgage pass-through certificates issued by Fannie Mae, Freddie Mac or Ginnie Mae (“GSEs”) and collateralized mortgage obligations (“CMOs”) issued by the GSEs (“PT RMBS”), and the structured RMBS portfolio, consisting of interest-only (“IO”) and inverse interest-only (“IIO”) securities.  As of December 31, 2018, approximately 58% of the Company’s investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At March 31, 2019, the allocation to the PT RMBS portfolio increased by 4% to approximately 62%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market value - December 31, 2018	$2,874,337	$116,415	$23,751	$140,166	$3,014,503
Securities purchased	582,403	-	-	-	582,403
Securities sold	(437,518)	-	-	-	(437,518)
Gains on sales	243	-	-	-	243
Return of investment	n/a	(5,380)	(1,015)	(6,395)	(6,395)
Pay-downs	(82,763)	n/a	n/a	n/a	(82,763)
Premium lost due to pay-downs	(3,094)	n/a	n/a	n/a	(3,094)
Mark to market gains (losses)	30,884	(11,231)	1,482	(9,749)	21,135
Market value - March 31, 2019	$2,964,492	$99,804	$24,218	$124,022	$3,088,514

The tables below present the allocation of capital between the respective portfolios at March 31, 2019 and December 31, 2018, and the return on invested capital for each sub-portfolio for the three month period ended March 31, 2019.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately 10.4% and (5.5)%, respectively, for the first quarter of 2019.  The combined portfolio generated a return on invested capital of approximately 3.8%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
March 31, 2019
Market value	$2,964,492	$99,804	$24,218	$124,022	$3,088,514
Cash(1)	107,905	-	-	-	107,905
Borrowings(2)	(2,866,738)	-	-	-	(2,866,738)
Total	$205,659	$99,804	$24,218	$124,022	$329,681
% of Total	62.4%	30.3%	7.3%	37.6%	100.0%
December 31, 2018
Market value	$2,874,337	$116,415	$23,751	$140,166	$3,014,503
Cash(3)	348,009	-	-	-	348,009
Borrowings(4)	(3,025,052)	-	-	-	(3,025,052)
Total	$197,294	$116,415	$23,751	$140,166	$337,460
% of Total	58.5%	34.5%	7.0%	41.5%	100.0%

(1)	At March 31, 2019, cash was reduced by unsettled security purchases of approximately $35.0 million, which have already been reflected in the market value of the portfolio.
(2)
At March 31, 2019, there were outstanding repurchase agreement balances of $80.7 million secured by IO securities and $11.7 million secured by IIO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(3)	At December 31, 2018, cash was increased by unsettled security sales of approximately $220.3 million, which have already been reflected in the market value of the portfolio.
(4)
At December 31, 2018, there were outstanding repurchase agreement balances of $91.7 million secured by IO securities and $13.0 million secured by IIO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended March 31, 2019
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (net of borrowing cost)	$11,436	$1,663	$442	$2,105	$13,541
Realized and unrealized gains / (losses)	28,033	(11,231)	1,482	(9,749)	18,284
Derivative losses	(19,032)	n/a	n/a	n/a	(19,032)
Total Return	$20,437	$(9,568)	$1,924	$(7,644)	$12,793
Beginning Capital Allocation	$197,294	$116,415	$23,751	$140,166	$337,460
Return on Invested Capital for the Quarter(1)	10.4%	(8.2)%	8.1%	(5.5)%	3.8%
Average Capital Allocation(2)	$201,477	$108,110	$23,985	$132,095	$333,572
Return on Average Invested Capital for the Quarter(3)	10.1%	(8.9)%	8.0%	(5.8)%	3.8%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter ended March 31, 2019, Orchid received $94.8 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate (“CPR”) of approximately 9.2%. Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
March 31, 2019	9.5	8.4	9.2
December 31, 2018	6.7	9.0	7.2
September 30, 2018	7.5	11.5	8.6
June 30, 2018	8.7	11.8	9.8
March 31, 2018	6.5	11.6	7.7

Portfolio

The following tables summarize certain characteristics of Orchid’s PT RMBS and structured RMBS as of March 31, 2019 and December 31, 2018:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
March 31, 2019
Adjustable Rate RMBS	$1,217	0.0%	4.78%	186	1-Sep-35	2.16	10.10%	2.89%
Fixed Rate RMBS	2,245,280	72.7%	4.35%	297	1-Mar-49	NA	NA	NA
Fixed Rate CMOs	717,995	23.2%	4.26%	344	15-Oct-44	NA	NA	NA
Total Mortgage-backed Pass-through	2,964,492	95.9%	4.33%	308	1-Mar-49	NA	NA	NA
Interest-Only Securities	99,804	3.2%	3.74%	252	15-Jul-47	NA	NA	NA
Inverse Interest-Only Securities	24,218	0.9%	2.64%	294	25-Jul-48	NA	4.51%	NA
Total Structured RMBS	124,022	4.1%	3.49%	261	25-Jul-48	NA	NA	NA
Total Mortgage Assets	$3,088,514	100.0%	4.12%	296	1-Mar-49	NA	NA	NA
December 31, 2018
Adjustable Rate RMBS	$1,437	0.0%	4.75%	190	1-Sep-35	4.51	10.04%	2.76%
Fixed Rate RMBS	2,130,974	70.7%	4.28%	275	1-Nov-48	NA	NA	NA
Fixed Rate CMOs	741,926	24.6%	4.27%	348	15-Oct-44	NA	NA	NA
Total Mortgage-backed Pass-through	2,874,337	95.3%	4.27%	294	1-Nov-48	NA	NA	NA
Interest-Only Securities	116,415	3.9%	3.74%	254	25-Jul-48	NA	NA	NA
Inverse Interest-Only Securities	23,751	0.8%	2.65%	297	15-Jul-47	NA	4.52%	NA
Total Structured RMBS	140,166	4.7%	3.55%	264	25-Jul-48	NA	NA	NA
Total Mortgage Assets	$3,014,503	100.0%	4.06%	286	1-Nov-48	NA	NA	NA

($ in thousands)
	March 31, 2019		December 31, 2018
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$1,527,470	49.5%	$1,527,055	50.7%
Freddie Mac	1,557,610	50.4%	1,483,406	49.2%
Ginnie Mae	3,434	0.1%	4,042	0.1%
Total Portfolio	$3,088,514	100.0%	$3,014,503	100.0%

	March 31, 2019	December 31, 2018
Weighted Average Pass-through Purchase Price	$104.59	$104.57
Weighted Average Structured Purchase Price	$15.14	$15.14
Weighted Average Pass-through Current Price	$105.11	$103.64
Weighted Average Structured Current Price	$12.89	$14.04
Effective Duration (1)	1.450	2.078

(1)
Effective duration of 1.450 indicates that an interest rate increase of 1.0% would be expected to cause a 1.450% decrease in the value of the RMBS in the Company’s investment portfolio at March 31, 2019.  An effective duration of 2.078 indicates that an interest rate increase of 1.0% would be expected to cause a 2.078% decrease in the value of the RMBS in the Company’s investment portfolio at December 31, 2018. These figures include the structured securities in the portfolio, but do not include the effect of the Company’s funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of March 31, 2019, the Company had outstanding repurchase obligations of approximately $2,866.7 million with a net weighted average borrowing rate of 2.70%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $3,041.4 million and cash pledged to counterparties of approximately $6.8 million. The Company’s leverage ratio at March 31, 2019 was 8.5 to 1. At March 31, 2019, the Company’s liquidity was approximately $150.3 million, consisting of unpledged RMBS (excluding the value of the unsettled purchases) and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a list of our outstanding borrowings under repurchase obligations at March 31, 2019.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
RBC Capital Markets, LLC	$396,744	13.8%	2.71%	$26,883	49
Mirae Asset Securities (USA) Inc.	375,794	13.1%	2.67%	20,876	23
Wells Fargo Bank, N.A.	303,372	10.6%	2.68%	16,506	46
J.P. Morgan Securities LLC	256,403	8.9%	2.66%	16,585	44
ING Financial Markets LLC	227,002	7.9%	2.72%	12,306	22
Cantor Fitzgerald & Co.	204,110	7.1%	2.68%	12,780	47
Mitsubishi UFJ Securities (USA), Inc.	202,388	7.1%	2.67%	12,192	36
ABN AMRO Bank N.V.	148,320	5.2%	2.65%	5,070	4
Citigroup Global Markets, Inc.	131,647	4.6%	2.70%	10,361	49
ICBC Financial Services, LLC	112,832	3.9%	2.71%	6,384	35
ASL Capital Markets Inc.	90,208	3.1%	2.67%	5,204	44
FHLB-Cincinnati	82,642	2.9%	2.85%	3,167	1
South Street Securities, LLC	74,080	2.6%	2.69%	4,107	59
Natixis, New York Branch	55,691	1.9%	2.83%	5,331	15
Lucid Cash Fund USG LLC	48,267	1.7%	2.73%	4,081	16
BMO Capital Markets Corp.	35,014	1.2%	2.71%	2,310	15
Guggenheim Securities, LLC	33,088	1.2%	2.73%	1,889	25
Merrill Lynch, Pierce, Fenner & Smith Inc	32,370	1.1%	2.87%	6,320	19
J.V.B. Financial Group, LLC	24,405	0.9%	2.84%	1,354	21
Lucid Prime Fund LLC	18,921	0.7%	2.78%	2,074	16
ED&F Man Capital Markets Inc.	13,440	0.5%	2.66%	480	68
Total / Weighted Average	$2,866,738	100.0%	2.70%	$176,260	35

(1)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At March 31, 2019, such instruments were comprised of Eurodollar and Treasury note (“T-Note”) futures contracts, interest rate swap and swaption agreements and to-be-announced (“TBA”) securities transactions.

The table below presents information related to the Company’s Eurodollar and T-Note futures contracts at March 31, 2019.

($ in thousands)
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2019	$400,000	2.76%	2.46%	$(909)
2020	500,000	2.97%	2.21%	(3,799)
Total / Weighted Average	$457,143	2.89%	2.31%	$(4,708)

Treasury Note Futures Contracts (Short Positions)(2)
June 2019 5-year T-Note futures
(Jun 2019 - Jun 2024 Hedge Period)	$165,000	2.86%	2.62%	$(1,789)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.
(2)	T-Note futures contracts were valued at a price of $115.83 at March 31, 2019. The notional contract value of the short position was $191.1 million.

The table below presents information related to the Company’s interest rate swap positions at March 31, 2019.

($ in thousands)
		Average		Net
		Fixed	Average	Estimated	Average
	Notional	Pay	Receive	Fair	Maturity
Expiration	Amount	Rate	Rate	Value	(Years)
> 1 to ≤ 3 years	$1,100,000	1.67%	2.69%	$8,757	1.3
> 3 to ≤ 5 years	660,000	2.15%	2.63%	3,278	4.6
	$1,760,000	1.85%	2.66%	$12,035	2.5

The following table presents information related to our interest rate swaption positions as of March 31, 2019.

($ in thousands)
	Option			Underlying Swap
			Weighted			Average	Weighted
			Average		Average	Adjustable	Average
		Fair	Months to	Notional	Fixed	Rate	Term
Expiration	Cost	Value	Expiration	Amount	Rate	(LIBOR)	(Years)
Payer Swaptions
≤ 1 year	$308	$53	2.3	$100,000	2.71%	3 Month	7.0

The following table summarizes our contracts to purchase and sell TBA securities as of March 31, 2019.

($ in thousands)
	Notional			Net
	Amount	Cost	Market	Carrying
	Long (Short)(1)	Basis(2)	Value(3)	Value(4)
March 31, 2019
30-Year TBA securities:
3.0%	$(200,000)	$(194,896)	$(199,131)	$(4,235)
	$(200,000)	$(194,896)	$(199,131)	$(4,235)

(1)	Notional amount represents the par value (or principal balance) of the underlying Agency RMBS.
(2)	Cost basis represents the forward price to be paid (received) for the underlying Agency RMBS.
(3)	Market value represents the current market value of the TBA securities (or of the underlying Agency RMBS) as of period-end.
(4)
Net carrying value represents the difference between the market value and the cost basis of the TBA securities as of period-end and is reported in derivative assets (liabilities), at fair value in our balance sheets.

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$1.395	$4,662
2014	2.160	22,643
2015	1.920	38,748
2016	1.680	41,388
2017	1.680	70,717
2018	1.070	55,814
2019 - YTD(1)	0.320	15,824
Totals	$10.225	$249,796

(1)
On April 17, 2019, the Company declared a dividend of $0.08 per share to be paid on May 31, 2019.  The effect of this dividend is included in the table above, but is not reflected in the Company’s financial statements as of March 31, 2019.

Book Value Per Share

The Company's book value per share at March 31, 2019 was $6.82.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At March 31, 2019, the Company's stockholders' equity was $340.4 million with 49,937,700 shares of common stock outstanding.

Stock Offerings

On August 2, 2017, we entered into an equity distribution agreement (the “August 2017 Equity Distribution Agreement”) with two sales agents pursuant to which we may offer and sell, from time to time, up to an aggregate amount of $125,000,000 of shares of our common stock in transactions that are deemed to be “at the market” offerings and privately negotiated transactions.  Through March 31, 2019, we issued a total of 9,013,946 shares under the August 2017 Equity Distribution Agreement for aggregate gross proceeds of $84.6 million, and net proceeds of approximately $83.3 million, net of commissions and fees.

Stock Repurchase Program

On July 29, 2015, the Board of Directors passed a resolution authorizing the repurchase of up to 2,000,000 shares of the Company’s common stock.  As part of the stock repurchase program, shares may be purchased in open market transactions, including through block purchases, privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Open market repurchases will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The timing, manner, price and amount of any repurchases is determined by the Company in its discretion and is subject to economic and market conditions, stock price, applicable legal requirements and other factors. On February 8, 2018, the Board of Directors approved an increase in the stock repurchase program for up to an additional 4,522,822 shares of the Company’s common stock. The authorization does not obligate the Company to acquire any particular amount of common stock, and the program may be suspended or discontinued at the Company’s discretion without prior notice.

Since inception of the program through March 31, 2019, the Company repurchased a total of 5,665,620 shares under the stock repurchase program at an aggregate cost of approximately $40.3 million, including commissions and fees, for a weighted average price of $7.11 per share. As of March 31, 2019, the remaining authorization under the repurchase program is for up to 857,202 shares of the Company’s common stock.

Management Commentary

Commenting on the first quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The turmoil that swept global markets came to an end during the first quarter of 2019.  The central banks in the United States, the European Union and China, as well as Japan, appear now to be aligned in their monetary policy.  The major central banks across the globe now have an accommodative stance. In the case of the U.S. Federal Reserve (the “Fed”), this meant the bank ended a prolonged tightening cycle in December 2018 and moved to a balanced outlook.  The Fed communicated its pivot away from tightening over the course of the three meetings in December 2018, January 2019 and March 2019.  Public comments by various Fed officials between these meetings reinforced the message.  At the March 2019 meeting, the Fed finally made it definitive that the tightening cycle was over, surprising the market somewhat and leading to a renewed rally lower in interest rates in the U.S. and triggering a further rally in risk assets across the globe. The Fed also announced it intends to slow the reduction of its balance sheet beginning later this year.  This means it will resume larger reinvestment of principal and interest payments on its portfolio, but reinvest in U.S. Treasury securities.

“Growth in the U.S. economy during the first quarter of 2019 was much slower than the rate of growth experienced in 2018 but was not as low as was feared in December 2018.  Incoming domestic economic data has rebounded as financial conditions have eased and there appear to be green shoots in China and Europe, indicating that the worst may be over in those two very important economies.  The markets now appear comfortable in the assumptions that central banks will respond quickly to signs of economic distress and will not remove accommodation over the foreseeable future.  This outlook has allowed risk assets to perform very well and interest rates to stabilize as volatility recedes.

“As the second quarter of 2019 gets underway, signs of the economic recovery across the globe continue to appear and risk assets have continued to perform well.  Interest rates have drifted higher, although, in the case of the U.S., short maturity U.S. Treasury securities, out to the five-year point, remain at or below the effective Federal Funds level of 2.41%.  This is consistent with the notion that there will be no further rate increases from the Fed this cycle.

“The Agency RMBS market generated a return of 2.3% during the first quarter of 2019 (per ICE Data indices).   This compares with 13.6% for the S&P 500, 7.4% for the high yield corporate index, 5.0% for the investment grade corporate index, and 2.2% for the U.S. Treasury index. Various components of the credit sensitive RMBS markets generated returns between 1.0% for floating rate agency credit risk transfer (“CRT”) M1 tranches to 5.4% for longer duration, fixed rate agency CRT B1 tranches.  This relative performance clearly demonstrates the markets’ preference for risky assets during the quarter.  Within the Agency RMBS market, returns were generally a function of the duration of the security, with 30-year, fixed rate securities outperforming 15-year, fixed rate securities and lower coupon securities outperforming higher coupon securities. With interest rates still materially below levels seen during the fall of 2018, and seasonal prepayment activity expected to accelerate into the spring and summer, prepayment considerations are paramount in security selection and expected returns.  The reduction of purchases by the Fed represents another source of concern for Agency RMBS investors. The market expects refinancing activity and seasonal home turnover to lead to increases in the supply of Agency RMBS.  The extent to which sufficient demand materializes to meet the increased supply will likely be the primary driver of Agency RMBS performance for the second quarter of 2019, and the rest of the year as well.

“As discussed above, the market and outlook for interest rates and the economy has changed materially since the end of the third quarter of 2018. We have taken steps to reposition both the portfolio and hedge positions as a result.  With the Fed’s tightening cycle appearing to be over, we no longer need such a high level of funding hedges relative to our repurchase borrowings coverage.  The short positions in Eurodollar futures have been reduced, and we have added to our swap positions further out the curve. On the asset side, we have added lower coupon securities, reducing the concentration in higher coupon, fixed rate securities.  We have maintained a large allocation to specified pools with better call protection than TBA securities.  The TBA market appears quite unattractive at the moment as pools continue to be issued with high relative weighted average borrower rates versus the coupon the investor receives.  Current production pools also tend to have higher average loan balances and FICO scores as well, increasing their refinancability.  While we have generally not been active players in the TBA dollar roll market, the dollar roll market has not offered the attractive financing as it has in the past.  This is primarily a function of the poor quality of the deliverable in the TBA market as discussed.  As expected, specified pool premiums have benefited, and valuations in the specified pool market are not as attractive as they have been.  In this environment, security selection is critical to relative performance.  We continue to deploy capital to the structured market, in our case interest-only and inverse interest-only securities, as they offer both attractive returns and, in the case of interest-only securities, attractive rate hedges for our pass-through positions.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, April 26, 2019, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 3059467.  The supplemental materials may be downloaded from the investor relations section of the Company’s website at www.orchidislandcapital.com. A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until May 27, 2019.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding interest rates, liquidity, pledging of our structured RMBS, funding levels and spreads, prepayment speeds, portfolio positioning and repositioning, hedging levels, the supply and demand for Agency RMBS, the effect of actions of the U.S. government, including the Fed, market expectations, the stock repurchase program and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of March 31, 2019, and December 31, 2018, and the unaudited quarterly results of operations for the three months ended March 31, 2019 and 2018.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	March 31, 2019	December 31, 2018
ASSETS:
Total mortgage-backed securities	$3,088,514	$3,014,503
Cash, cash equivalents and restricted cash	142,931	126,263
Accrued interest receivable	12,585	13,241
Derivative assets, at fair value	13,199	16,885
Receivable for securities sold	-	221,746
Other assets	518	2,993
Total Assets	$3,257,747	$3,395,631

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$2,866,738	$3,025,052
Payable for unsettled securities purchased	35,026	-
Dividends payable	3,995	3,931
Derivative liabilities, at fair value	5,346	5,948
Accrued interest payable	5,146	6,445
Due to affiliates	541	654
Other liabilities	541	17,522
Total Liabilities	2,917,333	3,059,552
Total Stockholders' Equity	340,414	336,079
Total Liabilities and Stockholders' Equity	$3,257,747	$3,395,631
Common shares outstanding	49,937,700	49,132,423
Book value per share	$6.82	$6.84

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Three Months Ended March 31,
	2019	2018
Interest income	$32,433	$39,935
Interest expense	(18,892)	(15,149)
Net interest income	13,541	24,786
Losses	(748)	(38,056)
Net portfolio income (loss)	12,793	(13,270)
Expenses	2,197	3,107
Net income (loss)	$10,596	$(16,377)
Basic and diluted net income (loss) per share	$0.22	$(0.31)
Weighted Average Shares Outstanding	48,904,587	53,065,845
Dividends Declared Per Common Share:	$0.24	$0.31

	Three Months Ended March 31,
Key Balance Sheet Metrics	2019	2018
Average RMBS(1)	$3,051,509	$3,745,298
Average repurchase agreements(1)	2,945,895	3,576,533
Average stockholders' equity(1)	338,247	445,830
Leverage ratio(2)	8.5:1	8.5:1

Key Performance Metrics
Average yield on RMBS(3)	4.25%	4.27%
Average cost of funds(3)	2.57%	1.69%
Average economic cost of funds(4)	2.24%	2.03%
Average interest rate spread(5)	1.68%	2.58%
Average economic interest rate spread(6)	2.01%	2.24%

(1)	Average RMBS, borrowings and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)	The leverage ratio is calculated by dividing total ending liabilities by ending stockholders’ equity.
(3)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(4)	Represents the interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.
(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.